                                                                    EXHIBIT (21)

                      SUBSIDIARIES OF LOCTITE CORPORATION

     Listed below are Loctite Corporation's subsidiaries, other than inactive and minor subsidiaries which, considered in the aggregate, are not significant, together with their jurisdictions of incorporation, all of which are included in the consolidated financial statements of Loctite Corporation.

                   NAME OF SUBSIDIARY AND JURISDICTION                      PERCENT OF VOTING STOCK
                   IN WHICH INCORPORATED OR ORGANIZED                         OWNED BY REGISTRANT
- - -------------------------------------------------------------------------   -----------------------
Loctite Argentina S.A., Argentina........................................             100%
Loctite (Asia) Ltd., Hong Kong...........................................             100%
Loctite Australia Pty. Ltd., Australia...................................             100%
Loctite Belgium N.V., Belgium............................................             100%
Loctite Brasil Ltda., Brazil.............................................             100%
Loctite Canada Inc., Canada..............................................             100%
Loctite Corp. Chile Ltda., Chile.........................................             100%
Loctite (China) Company, Ltd., People's Republic of China................              75%
Loctite Colombia S.A., Colombia..........................................             100%
Loctite de Costa Rica S.A., Costa Rica...................................             100%
Loctite CZ, s.r.o., Czech Republic.......................................             100%
Loctite Denmark A/S, Denmark.............................................             100%
Loctite Deutschland G.m.b.H., Germany....................................             100%
Loctite Espana, S.A., Spain..............................................             100%
Loctite (Europa) B.V., Netherlands.......................................             100%
Loctite Europa Ges.m.b.H., Austria.......................................             100%
Loctite FAS S.p.A., Italy................................................             100%
Loctite Finland Oy, Finland..............................................             100%
Loctite France S.A., France..............................................             100%
Loctite F.S.C. (VI), Inc., U.S. Virgin Islands...........................             100%
Loctite Holdings SCA, France.............................................             100%
Loctite Hungary Ltd., Hungary............................................             100%
Loctite (India) Pvt. Ltd., India.........................................             100%
Loctite International B.V., Netherlands..................................             100%
Loctite International Services, Ltd., Delaware...........................             100%
Loctite (Ireland) Limited, Ireland.......................................             100%
Loctite (Ireland) Investments, Ireland...................................             100%
Loctite Italia S.p.A., Italy.............................................             100%
Loctite (Japan) Corporation, Japan.......................................             100%
Loctite Korea, Inc., Republic of Korea...................................             100%
Loctite Luminescent Systems, Inc., New Hampshire.........................             100%
Loctite (Malaysia) Sdn. Bhd., Malaysia...................................             100%
Loctite Company de Mexico, S.A. de C.V., Mexico..........................             100%
Loctite Nederland B.V., Netherlands......................................             100%
Loctite Norge A/S, Norway................................................             100%
Loctite (Overseas) Ltd., Ireland.........................................             100%
Loctite Polska Sp.z.o.o., Poland.........................................             100%
Loctite Puerto Rico, Inc., Connecticut (doing business in Puerto Rico)...             100%
Loctite ROEES Handelsges.m.b.H., Austria.................................             100%
Loctite SA (Pty.) Ltd., South Africa.....................................             100%
Loctite (Singapore) Pte. Ltd., Singapore.................................             100%
Loctite SK, s.r.o., Slovak Republic......................................             100%
Loctite d.o.o., Slovenia.................................................             100%

                                                                    EXHIBIT (21)
                                                                     (CONTINUED)

                      SUBSIDIARIES OF LOCTITE CORPORATION

                   NAME OF SUBSIDIARY AND JURISDICTION                      PERCENT OF VOTING STOCK
                   IN WHICH INCORPORATED OR ORGANIZED                         OWNED BY REGISTRANT
- - -------------------------------------------------------------------------   -----------------------
Loctite Sweden AB, Sweden................................................             100%
Loctite (Taiwan) Co., Ltd., Taiwan.......................................              51%
Loctite (Thailand) Ltd., Thailand........................................             100%
Loctite UK Limited, United Kingdom.......................................             100%
Loctite de Venezuela C.A., Venezuela.....................................             100%
Loctite Yapistiricilar A.S., Turkey......................................             100%
Notex, Ltd., Ireland.....................................................             100%

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